Exhibit 1.01

Conflict Minerals Report of Texas Instruments Incorporated

for the Year Ended December 31, 2020

This Conflict Minerals Report should be read in conjunction with the definitions contained in the U.S. Securities and Exchange Commission (“SEC”) instructions to Form SD and related rules. This Conflict Minerals Report and our conflict minerals policy are available on our web site at ti.com/annualccr. We are not incorporating by reference the contents of our web site into this Conflict Minerals Report. “Conflict minerals” refers to four specific metals regardless of their country of origin or whether they are financing or benefiting armed conflict: tantalum, tin, tungsten and gold.

I.	Design of Due Diligence

We have management systems and due diligence procedures (our “CM Process”) as a basis for supply-chain management and disclosure compliance relating to the conflict minerals necessary to the functionality or production of products manufactured by TI, or contracted by TI to be manufactured, and required to be reported for 2020 (collectively, “CMs”). We designed the CM Process with the intent to conform in all material respects with the five-step framework of the Organization for Economic Co-Operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition):

Step 1: Establish strong company management systems

Step 2: Identify and assess risks in the supply chain

Step 3: Design and implement a strategy to respond to identified risks

Step 4: Carry out independent third-party audit of smelter/refiner’s due diligence practices

Step 5: Report annually on supply chain due diligence

II.	Reliance on Third-Party Data

Our ability to determine the origin and chain of custody of CMs, and whether they directly or indirectly finance or benefit armed groups in the Democratic Republic of the Congo or any adjoining country (each a “Covered Country”) in any manner (the “Conflict Status”), is limited. Our supply chain for CMs is complex. In many cases, we are multiple steps removed from the smelter or refiner (“Smelter”), and we depend on information from our direct suppliers of materials that contain CMs and third-party manufacturers of our products that contain CMs (collectively, “Suppliers”) that themselves have incomplete information about the origin of the CMs incorporated in the products they supply to us.

To gain insight into the country of origin, chain of custody and Conflict Status of the CMs in our supply chain, we relied primarily on the findings of the Responsible Minerals Assurance Process (“RMAP”). The RMAP is a voluntary program in which an independent third party evaluates Smelters’ management systems and procurement practices and determines whether the Smelter has demonstrated that all the materials it processed originated from conflict-free sources. The RMAP is overseen by the Responsible Minerals Initiative (“RMI”), which was established by members of the Responsible Business Alliance (“RBA”) and the Global e-Sustainability Initiative. TI is a member of the RBA and RMI.

III.	Due Diligence Measures Taken

The measures we took to exercise due diligence on the source and chain of custody of our CMs are as follows:

Step 1: Establish strong company management systems

•	Design and implement a conflict minerals policy;

•

Develop an organizational structure and processes intended to ensure that Suppliers are made aware of TI’s policy on CMs and that information received by TI that is relevant to supply-chain due diligence reaches TI employees who have knowledge of the SEC disclosure requirements;

•

Implement a process, which uses a reporting tool developed by the RMI and data gathered through the RMAP (as further described below), to achieve control and transparency over our CM supply chain and identify the risk that our products may contain CMs directly or indirectly financing or benefiting armed groups in any Covered Country;

•	Implement a mechanism for Suppliers and others to communicate to TI their concerns with respect to our CM Process; and

•	Rely on the RMAP to validate supply chain due diligence.

Step 2: Identify and assess risks in the supply chain

•	Communicate our CM policy to Suppliers;

•

Direct Suppliers to provide information concerning Smelters in their supply chains by completing and sending to us the Conflict Minerals Reporting Template (a tool developed by the RMI that provides a common means for suppliers to provide their customers with information on the source of conflict minerals);

•

Analyze Suppliers’ Conflict Minerals Reporting Template responses for completeness and internal consistency, and follow up with Suppliers in an effort to obtain more information and ensure accuracy of information;

•	Compare the information received from Suppliers with the data made available by the RMAP concerning the country of origin and Conflict Status of CMs processed or refined by Smelters; and

•

Review other source materials for Smelters that are not compliant with the RMI if we were unable to determine, on the basis of the information provided by Suppliers and RMAP data, (i) the facility and country of origin of the CMs supplied to us, (ii) the Conflict Status of the CMs and (iii) whether the CMs were from recycled or scrap sources.

Step 3: Design and implement a strategy to respond to identified risks

•	Adopt a risk management plan in response to identified risks while continuing to do business with Supplier or suspending/terminating dealings with Supplier; and

•	Communicate the risk management plan to senior management.

Step 4: Carry out independent third-party audit of smelter/refiner’s due diligence practices

•	Use information provided by independent third party audit programs, including the RMI, to confirm the existence and verify the OECD-conformance status of Smelters identified during due diligence.

Step 5: Report annually on the supply chain due diligence

•

Annually submit a Conflict Minerals Disclosure and Report to the SEC, which reports the results of TI’s due diligence. This Conflict Minerals Report has been filed with the SEC and is available on our website at ti.com/annualccr.

IV.	Our Findings

We have determined that 99.6% of the Smelters in the supply chain for our integrated circuits (“ICs”) 1 were conflict-free.2 Our determination is based on the finding that 99.6% of the Smelters identified to us by our Suppliers as being potentially in the supply chain for ICs in 2020 supplied CMs exclusively from conflict-free sources. ICs accounted for approximately 92 percent of TI revenue in 2020.

Of the Smelters identified for 2020 in our overall supply chain (including ICs as well as other products manufactured by or for TI), we have determined that the CMs potentially supplied to us by 99 percent of the Smelters were conflict-free, as compared with 98 percent for 2019. The remaining 1 percent of the Smelters identified for 2020 have committed to participate in a third-party audit of their Conflict Status. In no instance did we find CMs in our supply chain to be from a source that, to our knowledge, was directly or indirectly financing or benefiting armed conflict in a Covered Country.

In 2020, we continued to make progress in our due diligence efforts with regard to Smelters that are not compliant with the RMI. While we primarily relied on information from our first-tier suppliers, in some cases we contacted second-tier suppliers for more complete information. That information, combined with information available through the RMAP, provided us with greater insight into the Conflict Status of CMs identified as potentially in our supply chain.

We do not have complete information about the CMs in our entire supply chain. For 2020, approximately 77 percent of Suppliers identified Smelters in their supply chains on a company-wide, division or product-line basis, without specifying which Smelters were relevant to products they supplied to TI. (Accordingly, we refer in this Conflict Minerals Report to Smelters as being “potentially” in our supply chain and as CMs “potentially” supplied to TI.) Industry efforts to collect and verify CM origin information remain incomplete. For Smelters that have committed to participate in a third-party audit of their Conflict Status, that status is currently undeterminable because the audits are not complete. The results of our due diligence, which are summarized in the charts below, reflect these limitations.

1 “Integrated circuits” refers to finished semiconductor products that contain chips manufactured by or for TI and packaging subcomponents such as mold compounds, bond wires and lead frames. It excludes DLP® products, semiconductor modules and all other products manufactured by or for TI.

2 Of the 236 Smelters potentially in our IC supply chain, 235 have been certified by the RMI as processing Conflict Minerals from conflict-free sources. The remaining Smelter, Heraeus Germany GmbH Co., KG, experienced a lapse in its certification due to an administrative-related factor but is actively working with the RMI to reactivate its certification. We expect the certification process to be completed in the near term.

Smelter Status – Overview

IC Supply Chain

Overall Supply Chain

(including ICs)

Smelter Status – By CM

For an explanation of the color codes, see the notes to the Smelter Status - Overview charts directly above.

The Smelters identified by our Suppliers as potentially in our supply chain are listed in Appendix A hereto. Our efforts to determine the mine or location of origin of the CMs consisted of the due diligence measures described above.

V.	Product Scope

In 2020, our products were divided into two reportable segments as described in our annual report on Form 10-K for the year ended December 31, 2020: Analog (consisting of Power and Signal Chain product lines) and Embedded Processing (including microcontrollers, digital signal processors, and applications processors). We report the results of our remaining business activities in Other. Other includes operating segments that do not meet the quantitative thresholds for individually reportable segments and cannot be aggregated with other operating segments (Other includes DLP® products, calculators, and certain custom semiconductors known as application-specific integrated circuits). For further information about our products, please see the description of our products in Item 1 of the Form 10-K, which description is incorporated herein by reference.

VI.	Risk-Mitigation Efforts

Since the period covered by this Conflict Minerals Report, we have taken, or will take, the following steps to mitigate the risk that our CMs directly or indirectly finance or benefit armed groups in the Covered Countries, including to improve our due diligence:

•	redistribute copies of our CM policy to Suppliers;

•	emphasize to Suppliers our expectation that they respond fully and promptly to our information requests;

•	instruct Suppliers to advise us if they determine that any person or entity in their supply chain is directly or indirectly financing or benefiting armed groups in the Covered Countries;

•	encourage Suppliers to direct all Smelters in their supply chains to participate in the RMAP or a similar third-party audit program; and
•	contact various Smelters directly for information if their operating status changed, their RMI status changed, or they have refused to participate in an RMI audit.

VII.	Independent Private Sector Audit

We obtained an independent private sector audit of this Conflict Minerals Report. The report by Crowe LLP is set forth as Appendix B to this Conflict Minerals Report.

[Intentionally blank]

Appendix A

Included in this Appendix A are Smelters that were identified to us by our Suppliers as potentially in our supply chain for 2020. As explained in this Conflict Minerals Report, the presence of a Smelter on the lists in this Appendix A does not mean that TI products necessarily contained CMs processed by that Smelter.

Table 1	Total RMAP compliant Smelters: 237	Tungsten Smelters	40
		Tin Smelters	51
		Tantalum Smelters	37
		Gold Smelters	109
Table 2	Total undeterminable Smelters: 2	Tungsten Smelters	0
		Tin Smelters	1
		Tantalum Smelters	0
		Gold Smelters	1

1.	Table 1:

Listed below are the 237 Smelters identified to us by our Suppliers as potentially in our supply chain for 2020 that the RMAP has reported as compliant with its audit protocols. On that basis, we have determined that the CMs supplied by these Smelters were conflict-free. The location information is as reported by the RMAP as of February 24, 2021.

*Smelters that potentially supply the CMs for our ICs.

	Smelter	Metal	Country Location
1.	A.L.M.T. Corp.*	Tungsten	JAPAN
2.	ACL Metais Eireli*	Tungsten	BRAZIL
3.	Asia Tungsten Products Vietnam Ltd.*	Tungsten	VIETNAM
4.	Chenzhou Diamond Tungsten Products Co., Ltd.*	Tungsten	CHINA
5.	Chongyi Zhangyuan Tungsten Co., Ltd.*	Tungsten	CHINA
6.	Fujian Ganmin RareMetal Co., Ltd.*	Tungsten	CHINA
7.	Ganzhou Haichuang Tungsten Co., Ltd.*	Tungsten	CHINA
8.	Ganzhou Huaxing Tungsten Products Co., Ltd.*	Tungsten	CHINA
9.	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	Tungsten	CHINA
10.	Ganzhou Seadragon W & Mo Co., Ltd.*	Tungsten	CHINA
11.	Global Tungsten & Powders Corp.*	Tungsten	UNITED STATES
12.	Guangdong Xianglu Tungsten Co., Ltd.*	Tungsten	CHINA
13.	H.C. Starck Tungsten GmbH*	Tungsten	GERMANY
14.	Hunan Chenzhou Mining Co., Ltd.*	Tungsten	CHINA
15.	Hunan Chunchang Nonferrous Metals Co., Ltd.*	Tungsten	CHINA
16.	Hunan Litian Tungsten Industry Co., Ltd.*	Tungsten	CHINA
17.	Hydrometallurg, JSC*	Tungsten	RUSSIAN FEDERATION
18.	Japan New Metals Co., Ltd.*	Tungsten	JAPAN
19.	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	Tungsten	CHINA
20.	Jiangxi Gan Bei Tungsten Co., Ltd.*	Tungsten	CHINA
21.	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	Tungsten	CHINA
22.	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	Tungsten	CHINA
23.	Jiangxi Yaosheng Tungsten Co., Ltd.*	Tungsten	CHINA
24.	Kennametal Fallon*	Tungsten	UNITED STATES
25.	Kennametal Huntsville*	Tungsten	UNITED STATES
26.	KGETS Co., Ltd.*	Tungsten	KOREA (REPUBLIC OF)
27.	Lianyou Metals Co., Ltd.*	Tungsten	TAIWAN
28.	Malipo Haiyu Tungsten Co., Ltd.*	Tungsten	CHINA

29.	Masan High-Tech Materials*	Tungsten	VIETNAM
30.	Moliren Ltd.*	Tungsten	RUSSIAN FEDERATION
31.	Niagara Refining LLC*	Tungsten	UNITED STATES
32.	Philippine Chuangxin Industrial Co., Inc.*	Tungsten	PHILIPPINES
33.	TANIOBIS Smelting GmbH & Co. KG*	Tungsten	GERMANY
34.	Tejing (Vietnam) Tungsten Co., Ltd.*	Tungsten	VIETNAM
35.	Unecha Refractory metals plant*	Tungsten	RUSSIAN FEDERATION
36.	Wolfram Bergbau und Hütten AG*	Tungsten	AUSTRIA
37.	Woltech Korea Co., Ltd.*	Tungsten	KOREA (REPUBLIC OF)
38.	Xiamen Tungsten (H.C.) Co., Ltd.*	Tungsten	CHINA
39.	Xiamen Tungsten Co., Ltd.*	Tungsten	CHINA
40.	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	Tungsten	CHINA
41.	Alpha*	Tin	UNITED STATES
42.	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	Tin	CHINA
43.	Chifeng Dajingzi Tin Industry Co., Ltd.*	Tin	CHINA
44.	China Tin Group Co., Ltd.*	Tin	CHINA
45.	Dowa*	Tin	JAPAN
46.	EM Vinto*	Tin	BOLIVIA
47.	Fenix Metals*	Tin	POLAND
48.	Gejiu Kai Meng Industry and Trade LLC*	Tin	CHINA
49.	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	Tin	CHINA
50.	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd. *	Tin	CHINA
51.	Gejiu Zili Mining and Metallurgy Co., Ltd.*	Tin	CHINA
52.	Guangdong Hanhe Non-Ferrous Metal Co., Ltd*	Tin	CHINA
53.	HuiChang Hill Tin Industry Co., Ltd.*	Tin	CHINA
54.	Jiangxi New Nasan Technology Ltd.*	Tin	CHINA
55.	Luna Smelter, Ltd.*	Tin	RWANDA
56.	Ma’anshan Weitai Tin Co., Ltd.*	Tin	CHINA
57.	Magnu’s Minerais Metais e Ligas Ltda.*	Tin	BRAZIL
58.	Malaysia Smelting Corporation (MSC)*	Tin	MALAYSIA
59.	Melt Metais e Ligas S.A.*	Tin	BRAZIL
60.	Metallic Resources, Inc.*	Tin	UNITED STATES
61.	Metallo Belgium N.V.*	Tin	BELGIUM
62.	Metallo Spain S.L.U.*	Tin	SPAIN
63.	Mineração Taboca S.A.*	Tin	BRAZIL
64.	Minsur*	Tin	PERU
65.	Mitsubishi Materials Corporation*	Tin	JAPAN
66.	O.M. Manufacturing Philippines, Inc.*	Tin	PHILIPPINES
67.	O.M. Manufacturing (Thailand) Co., Ltd.*	Tin	THAILAND
68.	Operaciones Metalurgical S.A.*	Tin	BOLIVIA
69.	PT Artha Cipta Langgeng*	Tin	INDONESIA
70.	PT ATD Makmur Mandiri Jaya*	Tin	INDONESIA
71.	PT Babel Surya Alam Lestari*	Tin	INDONESIA
72.	PT Bangka Serumpun*	Tin	INDONESIA

73.	PT Menara Cipta Mulia*	Tin	INDONESIA
74.	PT Mitra Stania Prima*	Tin	INDONESIA
75.	PT Prima Timah Utama*	Tin	INDONESIA
76.	PT Rajawali Rimba Perkasa*	Tin	INDONESIA
77.	PT Rajehan Ariq*	Tin	INDONESIA
78.	PT Refined Bangka Tin*	Tin	INDONESIA
79.	PT Stanindo Inti Perkasa*	Tin	INDONESIA
80.	PT Timah Tbk Kundur*	Tin	INDONESIA
81.	PT Timah Tbk Mentok*	Tin	INDONESIA
82.	Resind Indústria e Comércio Ltda.*	Tin	BRAZIL
83.	Rui Da Hung*	Tin	TAIWAN
84.	Soft Metais Ltda.*	Tin	BRAZIL
85.	Thai Nguyen Mining and Metallurgy Co., Ltd*	Tin	VIETNAM
86.	Thaisarco*	Tin	THAILAND
87.	Tin Technology & Refining*	Tin	UNITED STATES
88.	White Solder Metalurgia e Mineração Ltda.*	Tin	BRAZIL
89.	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	Tin	CHINA
90.	Yunnan Tin Company Limited*	Tin	CHINA
91.	Yunnan Yunfan Non-ferrous Metals Co., Ltd.*	Tin	CHINA
92.	Asaka Riken Co., Ltd.*	Tantalum	JAPAN
93.	Changsha South Tantalum Niobium Co., Ltd.*	Tantalum	CHINA
94.	D Block Metals, LLC*	Tantalum	UNITED STATES
95.	Exotech Inc.*	Tantalum	UNITED STATES
96.	F&X Electro-Materials Ltd.*	Tantalum	CHINA
97.	FIR Metals & Resource Ltd. *	Tantalum	CHINA
98.	Global Advanced Metals Aizu*	Tantalum	JAPAN
99.	Global Advanced Metals Boyertown*	Tantalum	UNITED STATES
100.	H.C. Starck Hermsdorf GmbH*	Tantalum	GERMANY
101.	H.C. Starck Inc.*	Tantalum	UNITED STATES
102.	Hengyang King Xing Lifeng New Materials Co., Ltd.*	Tantalum	CHINA
103.	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	Tantalum	CHINA
104.	Jiangxi Tuohong New Raw Material*	Tantalum	CHINA
105.	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	Tantalum	CHINA
106.	Jiujiang Tanbre Co., Ltd.*	Tantalum	CHINA
107.	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	Tantalum	CHINA
108.	KEMET de Mexico*	Tantalum	MEXICO
109.	LSM Brasil S.A.*	Tantalum	BRAZIL
110.	Metallurgical Products India Pvt., Ltd. *	Tantalum	INDIA
111.	Meta Materials*	Tantalum	NORTH MACEDONIA
112.	Mineração Taboca S.A.*	Tantalum	BRAZIL
113.	Mitsui Mining and Smelting Co., Ltd.*	Tantalum	JAPAN
114.	Ningxia Orient Tantalum Industry Co., Ltd.*	Tantalum	CHINA
115.	NPM Silmet AS*	Tantalum	ESTONIA
116.	QuantumClean*	Tantalum	UNITED STATES
117.	Resind Indústria e Comércio Ltda.*	Tantalum	BRAZIL

118.	Solikamsk Magnesium Works OAO*	Tantalum	RUSSIAN FEDERATION
119.	Taki Chemical Co., Ltd.*	Tantalum	JAPAN
120.	TANIOBIS Co., Ltd.*	Tantalum	THAILAND
121.	TANIOBIS GmbH*	Tantalum	GERMANY
122.	TANIOBIS Japan Co., Ltd.*	Tantalum	JAPAN
123.	TANIOBIS Smelting GmbH & Co. KG*	Tantalum	GERMANY
124.	Telex Metals*	Tantalum	UNITED STATES
125.	Ulba Metallurgical Plant JSC*	Tantalum	KAZAKHSTAN
126.	XIMEI RESOURCES (GUANGDONG) LIMITED*	Tantalum	CHINA
127.	XinXing HaoRong Electronic Material Co., Ltd.*	Tantalum	CHINA
128.	Yanling Jincheng Tantalum * Niobium Co., Ltd. *	Tantalum	CHINA
129.	8853 S.p.A. *	Gold	ITALY
130.	Advanced Chemical Company*	Gold	UNITED STATES
131.	Aida Chemical Industries Co., Ltd.*	Gold	JAPAN
132.	Al Etihad Gold Refinery DMCC*	Gold	UNITED ARAB EMIRATES
133.	Allgemeine Gold-und Silberscheideanstalt A.G.*	Gold	GERMANY
134.	Almalyk Mining and Metallurgical Complex (AMMC)*	Gold	UZBEKISTAN
135.	AngloGold Ashanti Córrego do Sítio Mineração*	Gold	BRAZIL
136.	Argor-Heraeus S.A.*	Gold	SWITZERLAND
137.	Asahi Pretec Corp.*	Gold	JAPAN
138.	Asahi Refining Canada Ltd.*	Gold	CANADA
139.	Asahi Refining USA Inc.*	Gold	UNITED STATES
140.	Asaka Riken Co., Ltd.*	Gold	JAPAN
141.	AU Traders and Refiners*	Gold	SOUTH AFRICA
142.	Aurubis AG*	Gold	GERMANY
143.	Bangalore Refinery*	Gold	INDIA
144.	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	Gold	PHILIPPINES
145.	Boliden AB*	Gold	SWEDEN
146.	C. Hafner GmbH + Co. KG*	Gold	GERMANY
147.	CCR Refinery - Glencore Canada Corporation*	Gold	CANADA
148.	Cendres + Metaux S.A. *	Gold	SWITZERLAND
149.	Chimet S.p.A.*	Gold	ITALY
150.	Chugai Mining*	Gold	JAPAN
151.	Daye Non-Ferrous Metals Mining Ltd.	Gold	CHINA
152.	DODUCO Contacts and Refining GmbH*	Gold	GERMANY
153.	Dowa*	Gold	JAPAN
154.	DSC (Do Sung Corporation)*	Gold	KOREA (REPUBLIC OF)
155.	Eco-System Recycling Co., Ltd. East Plant*	Gold	JAPAN
156.	Eco-System Recycling Co., Ltd. North Plant*	Gold	JAPAN
157.	Eco-System Recycling Co., Ltd. West Plant*	Gold	JAPAN
158.	Emirates Gold DMCC*	Gold	UNITED ARAB EMIRATES
159.	Geib Refining Corporation*	Gold	UNITED STATES
160.	Gold Refinery of Zijin Mining Group Co., Ltd.*	Gold	CHINA
161.	Great Wall Precious Metals Co., Ltd. of CBPM	Gold	CHINA
162.	Heimerle + Meule GmbH*	Gold	GERMANY
163.	Heraeus Metals Hong Kong Ltd.*	Gold	CHINA

164.	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	Gold	CHINA
165.	Ishifuku Metal Industry Co., Ltd.*	Gold	JAPAN
166.	Istanbul Gold Refinery*	Gold	TURKEY
167.	Italpreziosi*	Gold	ITALY
168.	Japan Mint*	Gold	JAPAN
169.	Jiangxi Copper Co., Ltd.*	Gold	CHINA
170.	JSC Novosibirsk Refinery*	Gold	RUSSIAN FEDERATION
171.	JSC Uralelectromed*	Gold	RUSSIAN FEDERATION
172.	JX Nippon Mining & Metals Co., Ltd.*	Gold	JAPAN
173.	Kazzinc*	Gold	KAZAKHSTAN
174.	Kennecott Utah Copper LLC*	Gold	UNITED STATES
175.	KGHM Polska Miedz Spolka Akcyjna*	Gold	POLAND
176.	Kojima Chemicals Co., Ltd.*	Gold	JAPAN
177.	Korea Zinc Co., Ltd.*	Gold	KOREA (REPUBLIC OF)
178.	Kyrgyzaltyn JSC*	Gold	KYRGYZSTAN
179.	L’Orfebre S.A.*	Gold	ANDORRA
180.	LS-NIKKO Copper Inc.*	Gold	KOREA (REPUBLIC OF)
181.	LT Metal Ltd.*	Gold	KOREA (REPUBLIC OF)
182.	Marsam Metals *	Gold	BRAZIL
183.	Materion*	Gold	UNITED STATES
184.	Matsuda Sangyo Co., Ltd.*	Gold	JAPAN
185.	Metalor Technologies (Hong Kong) Ltd.*	Gold	CHINA
186.	Metalor Technologies (Singapore) Pte., Ltd.*	Gold	SINGAPORE
187.	Metalor Technologies (Suzhou) Ltd.*	Gold	CHINA
188.	Metalor Technologies S.A.*	Gold	SWITZERLAND
189.	Metalor USA Refining Corporation*	Gold	UNITED STATES
190.	Metalúrgica Met-Mex Peñoles S.A. De C.V.*	Gold	MEXICO
191.	Mitsubishi Materials Corporation*	Gold	JAPAN
192.	Mitsui Mining and Smelting Co., Ltd.*	Gold	JAPAN
193.	MMTC-PAMP India Pvt., Ltd.*	Gold	INDIA
194.	Moscow Special Alloys Processing Plant*	Gold	RUSSIAN FEDERATION
195.	Nadir Metal Rafineri San. Ve Tic. A.*	Gold	TURKEY
196.	Navoi Mining and Metallurgical Combinat*	Gold	UZBEKISTAN
197.	Nihon Material Co., Ltd.*	Gold	JAPAN
198.	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH*	Gold	AUSTRIA
199.	Ohura Precious Metal Industry Co., Ltd.*	Gold	JAPAN
200.	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)*	Gold	RUSSIAN FEDERATION
201.	PAMP S.A.*	Gold	SWITZERLAND
202.	Planta Recuperadora de Metales SpA*	Gold	CHILE
203.	Prioksky Plant of Non-Ferrous Metals*	Gold	RUSSIAN FEDERATION
204.	PT Aneka Tambang (Persero) Tbk*	Gold	INDONESIA
205.	PX Précinox S.A.*	Gold	SWITZERLAND
206.	Rand Refinery (Pty) Ltd.*	Gold	SOUTH AFRICA
207.	REMONDIS PMR B.V.*	Gold	NETHERLANDS
208.	Royal Canadian Mint*	Gold	CANADA

209.	SAAMP*	Gold	FRANCE
210.	Safimet S.p.A.*	Gold	ITALY
211.	SAFINA A.S.*	Gold	CZECHIA
212.	Samduck Precious Metals*	Gold	KOREA (REPUBLIC OF)
213.	SAXONIA Edelmetalle GmbH*	Gold	GERMANY
214.	SEMPSA Joyería Platería S.A.*	Gold	SPAIN
215.	Shandong Gold Smelting Co., Ltd.*	Gold	CHINA
216.	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	Gold	CHINA
217.	Sichuan Tianze Precious Metals Co., Ltd.*	Gold	CHINA
218.	Singway Technology Co., Ltd.*	Gold	TAIWAN
219.	SOE Shyolkovsky Factory of Secondary Precious Metals*	Gold	RUSSIAN FEDERATION
220.	Solar Applied Materials Technology Corp.*	Gold	TAIWAN
221.	Sumitomo Metal Mining Co., Ltd.*	Gold	JAPAN
222.	SungEel HiMetal Co., Ltd.*	Gold	KOREA, REPUBLIC OF
223.	T.C.A S.p.A*	Gold	ITALY
224.	Tanaka Kikinzoku Kogyo K.K.*	Gold	JAPAN
225.	Tokuriki Honten Co., Ltd.*	Gold	JAPAN
226.	TOO Tau-Ken-Altyn*	Gold	KAZAKHSTAN
227.	Torecom*	Gold	KOREA (REPUBLIC OF)
228.	TSK Pretech*	Gold	KOREA (REPUBLIC OF)
229.	Umicore Precious Metals Thailand*	Gold	THAILAND
230.	Umicore S.A. Business Unit Precious Metals Refining*	Gold	BELGIUM
231.	United Precious Metal Refining, Inc.*	Gold	UNITED STATES
232.	Valcambi S.A.*	Gold	SWITZERLAND
233.	Western Australian Mint trading as The Perth Mint*	Gold	AUSTRALIA
234.	WIELAND Edelmetalle GmbH*	Gold	GERMANY
235.	Yamakin Co., Ltd.*	Gold	JAPAN
236.	Yokohama Metal Co., Ltd.*	Gold	JAPAN
237.	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	Gold	CHINA

2.	Table 2:

Listed below are the 2 Smelters identified to us by our Suppliers as potentially in our supply chain for 2020 that have processed CMs of undeterminable origin. “Active” means the Smelter has committed to participate in a third-party audit of its Conflict Status, as reported by the RMAP. The location information and “Active” status are as reported by the RMAP as of February 24, 2021.

No.	Smelter	Metal	Country	Active
1.	CV Venus Inti Perkasa	Tin	INDONESIA	Ö
2.	Heraeus Germany GmbH Co., KG*	Gold	GERMANY	Ö

Appendix B

Independent Private Sector Auditor Report

Crowe LLP
Independent Member Crowe Global

INDEPENDENT ACCOUNTANT’S REPORT ON CONFLICT MINERALS

The Board of Directors

Texas Instruments Incorporated

Dallas, Texas

We have examined:

•

whether the design of Texas Instruments Incorporated’s (the “Company”) due diligence framework as set forth in the section titled “Design of Due Diligence” of the Conflict Minerals Report for the reporting period from January 1, 2020 through December 31, 2020, is in conformity, in all material respects, with the criteria set forth in the Organization for Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition 2016 (“OECD Due Diligence Guidance”), and

•

whether the Company’s description of the due diligence measures it performed, as set forth in the section titled “Due Diligence Measures Taken” of the Conflict Minerals Report for the reporting period from January 1, 2020 through December 31, 2020, is consistent, in all material respects, with the due diligence process that the Company undertook.

The Company’s management is responsible for the design of the Company’s due diligence framework and the description of the Company’s due diligence measures set forth in the Conflict Minerals Report, and performance of the due diligence measures. Our responsibility is to express an opinion on the design of the Company’s due diligence framework and on the description of the due diligence measures the Company performed, based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and the standards applicable to attestation engagements contained in Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the examination to obtain reasonable assurance about whether the design of the Company’s due diligence framework and the description of the due diligence measures the Company performed is in accordance with the criteria, in all material respects. An examination involves performing procedures to obtain evidence about the Company’s due diligence framework and the description of the due diligence measures the Company performed. The nature, timing, and extent of the procedures selected depend on our judgment, including an assessment of the risks of material misstatement of the Company’s due diligence framework and its description of the due diligence measures the Company performed, whether due to fraud or error. We believe the evidence we obtained is sufficient and appropriate to provide a reasonable basis for our opinion.

Our examination was not conducted for the purpose of evaluating:

•	The consistency of the due diligence measures that the Company performed with either the design of the Company’s due diligence framework or the OECD Due Diligence Guidance;
•	The completeness of the Company’s description of the due diligence measures performed;
•	The suitability of the design or operating effectiveness of the Company’s due diligence process;

(Continued)

•	Whether a third party can determine from the Conflict Minerals Report if the due diligence measures the Company performed are consistent with the OECD Due Diligence Guidance;
•	The Company’s reasonable country of origin inquiry (RCOI), including the suitability of the design of the RCOI, its operating effectiveness, or the results thereof; or
•	The Company’s conclusions about the source or chain of custody of its conflict minerals, those products subject to due diligence, or the DRC Conflict Free status of its products.

Accordingly, we do not express an opinion or any other form of assurance on the aforementioned matters or any other matters included in any section of the Conflict Minerals Report other than the sections described below.

In our opinion,

•

the design of the Company’s due diligence framework for the reporting period from January 1, 2020 through December 31, 2020, as set forth in the section titled “Design of Due Diligence” of the Conflict Minerals Report is in conformity with the OECD Due Diligence Guidance, in all material respects and

•

the Company’s description of the due diligence measures it performed, as set forth in the section titled “Due Diligence Measures Taken” of the Conflict Minerals Report for the reporting period from January 1, 2020 through December 31, 2020, is consistent with the due diligence process that the Company undertook, in all material respects.

  Crowe LLP

Dallas, Texas

May 18, 2021